Exhibit 10.2

FORM OF LETTER AGREEMENT

LETTER AGREEMENT

[Date]

<Insert Name of Participant>

<Insert Address>

<Insert City, State, Zip Code>

Dear <Insert Name of Participant>:

The purpose of this letter agreement (this “Letter Agreement”) is to inform you that you are eligible for an award under the DTS, Inc. 2016 Executive Retention Bonus Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Plan. The award for which you are eligible consists of the following:

Retention Bonus Amount opportunity:

Retention Bonus Amount award: $[            ] in cash (the “Award”).

The Plan and this Letter Agreement (and with respect to the definitions of “Cause” and “Good Reason,” as used in the Plan, your Current Employment Agreement (as defined below)) contain the entire understanding between you and the Company with respect to the subject matter hereof. By signing below you are also acknowledging and agreeing that the signing of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and/or any change in your authority, duties, responsibilities or reporting relationship that is caused by such signing or consummation will not constitute “Good Reason” for purposes of your Executive Employment Agreement dated              (the “Current Employment Agreement”).

You hereby acknowledge and agree that the terms and conditions of your participation in the Plan, and any Award that may be payable thereunder, shall be determined in accordance with the Plan and this Letter Agreement.

DTS, Inc.

By:
Name:
Title:

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ACKNOWLEDGEMENT

I hereby acknowledge that I have read this Letter Agreement and the Plan and agree that the Award and my participation in the Plan are subject in all respects to the terms and conditions of the Plan.

Dated: , 2016
Print Name

Signature

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